               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022

                                            October 9, 2001

Datatec Systems, Inc.
23 Madison Road
Fairfield, New Jersey 07004

              Re:  DATATEC SYSTEMS, INC.
                   REGISTRATION STATEMENT ON FORM S-8

Ladies and Gentlemen:

            Reference  is made to the  Registration  Statement on Form S-8 dated the date hereof (the  "Registration  Statement"),  filed with the Securities and
Exchange  Commission  by Datatec  Systems,  Inc.,  a Delaware  corporation  (the
"Company"). The Registration Statement relates to an additional 1,000,000 shares
(the "Shares") of common stock,  par value $.001 per share (the "Common  Stock")
to be issued and sold by the Company in accordance  with the  Company's  Amended and Restated 1998 Employee Stock Purchase Plan (the "Purchase Plan").

            We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and
By-laws  of the  Company,  minutes of  meetings  of the Board of  Directors  and shareholders  of the  Company,  the  Purchase  Plan  and such  other  documents, instruments and certificates of officers and  representatives of the Company and public  officials,  and we have made  such  examination  of the law,  as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such  examination,  we have  assumed  the  genuineness  of all  signatures,  the authenticity of all documents  submitted to us as originals,  and the conformity to original  documents of documents  submitted to us as certified or photostatic copies.

            Based upon the  foregoing,  we are of the  opinion  that the Shares, when issued and paid for in accordance  with the terms and  conditions set forth in the  Purchase  Plan,  will  be  duly  and  validly  issued,  fully  paid  and non-assessable.

October 9, 2001

            We hereby consent to the filing of this opinion as an exhibit to the
Registration  Statement.  In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the  Securities  Act of 1933, as amended,  or the rules and  regulations  of the
Securities and Exchange Commission thereunder.

            We advise you that Robert H.  Friedman,  a member of this firm, is a director and  stockholder  of the Company.  Other  members of this firm are also stockholders of the Company.

                          Very truly yours,

                          /s/ OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                          --------------------------------------------------
                          OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP